                                                                     EXHIBIT 4.5

                           KIMBERLY-CLARK CORPORATION
                            GLOBAL STOCK OPTION PLAN
                           (EFFECTIVE JUNE 12, 1997)

                                   1. PURPOSE

     This Global Stock Option Plan (the "Plan") of Kimberly-Clark Corporation (the "Corporation") is intended to commemorate the Corporation's 125th Anniversary and to unify the worldwide units of the Corporation by providing Eligible Employees with an additional means of sharing in the Corporation's prosperity through Awards.

                               2. EFFECTIVE DATE

     The Plan was adopted by the Board of Directors of the Corporation effective June 12, 1997.

                                 3. DEFINITIONS

     "Affiliate" means any company in which the Corporation owns 40% or more of the equity interest (collectively, the "Affiliates").

     "Award" means the grant of an Option or SAR under the Plan.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

     "Committee" means the Retirement Trust Committee named under the Kimberly-Clark Corporation Salaried Employees' Retirement Plan.

     "Committee Rules" means the interpretative guidelines approved by the Committee providing the foundation for administration of this Plan.

     "Common Stock" means the common stock, par value $1.25 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

     "Disability" shall have the meaning determined by the Committee pursuant to Committee Rules.

     "Eligible Employee" means a full-time or part-time regular employee (other than an Insider) on the regular payroll of the Corporation or an Affiliate as of the grant date of an Award. In addition, notwithstanding any other provision in the Plan, a person whose only relationship to the Plan is that of a temporary employee (except regular employees on temporary assignment from another unit) or leased employee (as defined in section 414(n)(2) of the Code) shall not be an Eligible Employee and shall not be entitled to benefits under the Plan.

     For purposes of this subsection, "on the regular payroll" shall mean paid through the payroll department of the Corporation or an Affiliate (or, if there is no such payroll department, classified as a regular employee on the Corporation's or Affiliate's employment records), and shall exclude former employees on Limited Service under the Scott Paper Company Termination Pay Plan for Salaried Employees and persons classified by the Corporation or Affiliate as intermittent or temporary, or as independent contractors, regardless of how such persons may be classified by any federal, state, or local, domestic or foreign, government agency or instrumentality thereof, or court.

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

     "Fair Market Value" means the reported closing price of the Common Stock as reported in The Wall Street Journal, New York Stock Exchange
Transactions -- Composite Transactions for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. For purposes of the grant of an Award, the Fair Market Value for the grant will be the closing price of the Common Stock on the business day immediately prior to the grant date. Fair Market Value for all other purposes will be the relevant date.

     "Insider" means a person who as of the grant date of an Award is required to report to the Securities and Exchange Commission under section 16(a) of the Exchange Act.

     "Option" means a right to purchase a specified number of shares of Common Stock at a fixed option price which shall be equal to no less than 100% of the Fair Market Value of the Common Stock, except as may be otherwise determined by the Committee.

     "Option Price" has the meaning set forth in subsection 6(b) of this Plan.

     "Participant" means an Eligible Employee who the Committee selects to participate in and receive an Award under the Plan (collectively the "Participants").

     "Retirement" means the termination of employment on or after the date the Participant has attained age 55, except as may be otherwise determined by the Committee.

     "SAR" has the meaning set forth in subsection 6(i) of this Plan.

                               4. ADMINISTRATION

     The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan; provided, however, that the Committee may authorize persons other than its members to carry out its responsibilities under the Plan as it may deem appropriate. The delegation of responsibilities will be effected by written instrument executed by the Committee. Any interpretation or construction of any provisions of this Plan by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

     The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan. A majority of the Committee members shall constitute a quorum. The Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members. Members of the Committee may participate in and hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

                                 5. ELIGIBILITY

     The Committee may grant an Award to each Eligible Employee who is actively employed on the grant date or such other date specified by the Committee. Insiders as of the grant date are not eligible to participate in the Plan.

     The granting of Awards under the terms of this Plan is made at the sole discretion of the Committee and does not entitle an employee to receive future Awards. Award grants under this Plan constitute extraordinary payments and as such are not part of an Eligible Employee's regular compensation. The adoption of this Plan shall not be deemed to give any Eligible Employee any right to be granted an Award, except to the extent as may be determined by the Committee and upon such terms and conditions as may be determined by the Committee.

                                   6. AWARDS

     Awards under the Plan shall consist of stock options except as otherwise provided in this section 6. The Committee shall determine (i) the Option Price,
(ii) the number of shares to be covered by each Option so granted, (iii) the terms and conditions of the Awards granted hereunder (including, but not limited to, restrictions upon the Awards, when Awards are first exercisable and the period of exercise, conditions of their exercise, black-out periods (i.e. restrictions on when otherwise exercisable Options may be exercised), requirements regarding payment of the exercise price, withholding requirements and restrictions on the shares of Common Stock issuable upon the exercise thereof), and (iv) the form of the instruments necessary or advisable in the administration of the Awards.

     After the grant of an Option to a Participant, the Committee may cause to be delivered to the Participant an Option Certificate evidencing the granting of the Option. Any such Option Certificate shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Awards granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 6(a) through 6(h) and all SARs must meet the applicable terms and conditions specified in subsections 6(a),
(b), (c), (d), (e), (h) and (i).

          (a) Period of Option. The Period of each Award shall be no more than 7 years from the date it is granted.

          (b) Option Price. The Option Price shall be determined by the Committee on the date that the Option is granted.

          (c) Limitations on Exercise. At any time on or after January 2, 2001, the Participant may purchase the number of shares covered by the Option if the Participant shall have been in the continuous employ of the Corporation or an Affiliate through the third anniversary of the date of grant. If the Participant's employment is terminated on or after the third anniversary of the date of grant, for any reason other than death, Retirement or Disability, the Option shall be exercisable only for three months following such termination, and only to the extent shares of Common Stock were exercisable on the date of such termination, except as may be otherwise determined by the Committee. In no event, however, may an Option be exercised more than 7 years after the date of its grant. Neither the Corporation nor the Committee shall have any obligation to notify a Participant of the expiration of an Award. If the Participant's employment is terminated prior to the third anniversary of the date of grant, for any reason other than death, Retirement or Disability, each Award granted to such Participant shall be immediately cancelled upon such termination of employment.

          (d) Exercise after Death, Retirement, or Disability. If prior to the third anniversary of the date of grant a Participant's employment is terminated due to death, Retirement or Disability, the Award may be exercised on or after January 4, 1999, but in no event may such an Award be exercised more than five years after the date of its grant. If a Participant's employment is terminated due to death, Retirement or Disability, on or after the third anniversary of the date of grant, the Award may be exercised within the remaining period of the Award. Upon a Participant's death, the Award may be exercised by the person or persons to whom such Participant's rights under the Award shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator, but in no event after the expiration of the period set forth in this subsection 6(d).

          (e) Non-transferability. During the Participant's lifetime, Awards shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death.

          (f) Exercise; Notice Thereof. Options shall be exercised by delivering notice of intention to exercise the Option and by paying in full the Option Price of the shares at the time being acquired, pursuant to such terms and conditions as may be determined by the Committee. The

     Committee may approve, in its sole and absolute discretion, cashless exercise through an arrangement with a brokerage firm, under which the brokerage firm, on behalf of the Participant, will apply a portion of the shares of Common Stock purchased upon the exercise of the Option to the payment of the exercise price. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares as determined by the records of the Corporation's transfer agent. The Committee shall have authority to establish procedures under all methods of exercise, including the designation of the brokerage firm or firms through which exercises shall be effected.

          (g) Purchase for Investment. It is contemplated that the Corporation will register shares offered to Participants pursuant to the Plan under the Securities Act of 1933, as amended (the "Securities Act"). In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

          (h) Awards for Nonresident Aliens and Certain Employees Employed Outside of the United States. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may
     (i) determine which Eligible Employees, countries and Affiliates are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards granted to Eligible Employees who are employed outside the United States, (iii) establish subplans, each of which shall be attached as an Appendix hereto, modify Award exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and
     (iv) take any action, either before or after the Award is made, which it deems advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Participants under the Plan, (2) increase the number of securities which may be issued under the Plan, or (3) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.

          (i) Stock Appreciation Rights. The Committee may grant SARs in lieu of Options under the Plan. An SAR is an Award pursuant to which the Participant receives a right to a cash payment upon exercise equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value of the share on the date of grant (or other date specified in the Award) of the SAR. Each SAR shall be subject to subsections 6(a), (b), (c), (d), (e) and (h) as though the SAR were an Option, except for modifications or additional terms and conditions as the Committee deems appropriate. The Participant shall exercise an SAR by submitting a notice of exercise in the same manner as a request for Option exercise and sale of all shares being exercised, except as otherwise provided by the Committee.

        7. GOVERNMENT SERVICE, LEAVES OF ABSENCE AND OTHER TERMINATIONS

     The Committee shall have exclusive discretionary authority to determine whether and to what extent an authorized leave of absence, layoff or qualified military leave shall be deemed to be a termination of employment for purposes of the Plan. The decision of the Committee in this regard shall be conclusive and binding upon the Corporation and each such Participant. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate shall not be deemed to be a termination of employment for purposes of the Plan.

     The Committee shall have exclusive discretionary authority to determine when a termination of employment with respect to a Participant shall occur in the event of a sale, spin-off or other disposition of an Affiliate, or of a portion of the Corporation or its Affiliate, which would result in a Participant no longer being employed by an entity which the Corporation or an Affiliate owns 40% or more of the equity interest (directly or indirectly). The decision of the Committee in this regard shall be conclusive and binding upon the Corporation and each such Participant.

                         8. SHARES SUBJECT TO THE PLAN

     The number of shares of Common Stock available with respect to all Awards granted under this Plan shall not exceed 6,000,000 in the aggregate, subject to the adjustment provision set forth in section 9 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Committee may from time to time determine. The maximum number of shares of Common Stock covered by Awards which may be granted to any Participant shall not exceed 125 in the aggregate.

                          9. CHANGES IN CAPITALIZATION

     In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Awards may be granted or awarded to any Participant, (c) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (d) the number of SARs subject to an Award and the Fair Market Value of a share of Common Stock for purposes of determining the settlement payment on exercise of an SAR, and (e) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes.

                           10. EFFECT ON OTHER PLANS

     All payments and benefits under the Plan shall constitute extraordinary items of compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. As such, neither the Award grants nor any benefits arising under this Plan shall constitute part of an Eligible Employee's employment contract with the Corporation or an Affiliate, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Corporation or an Affiliate for severance payments. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees. Furthermore, the granting of Awards under the terms of the Plan does not constitute an element of the Participant's regular or base compensation and shall not be considered in the determination of severance benefits paid as a result of a Participant's separation from service, or any other statutory benefit based on regular compensation to which the Eligible Employee may be entitled.

                              11. TERM OF THE PLAN

     The termination date of the Plan shall be October 22, 1998, unless the Plan is terminated prior thereto by the Committee. No Award may be granted after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

                             12. GENERAL PROVISIONS

     (a) No Additional Rights. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates or the Committee. No individual in any country shall have any rights to receive Awards, except as expressly provided for under the Plan. All Awards made at any time are subject to the prior approval of the Committee.

     (b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

     (c) Inalienability of Benefits and Interest. Except as provided in subsection 6(e), no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

     (d) Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

     (e) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

     (f) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

     (g) Withholding. The Corporation shall have the right to deduct any applicable withholding from the proceeds of any exercise of an Award and the Committee shall require the withholding of all taxes as required by law and in the Committee Rules.

     (h) No Segregation of Cash or Stock. Neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property and no obligation of the Corporation or its Affiliates hereunder shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

     (i) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and
(3) permitted under applicable provisions of the Securities Act and the Exchange Act. No such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant under the Plan except to the extent required due to relevant changes under federal or state securities law.

     IN WITNESS WHEREOF, the Corporation has adopted this Kimberly-Clark Corporation Global Stock Option Plan effective as of June 12, 1997.

                                            KIMBERLY-CLARK CORPORATION

                                            By:    /s/ WAYNE R. SANDERS
                                              ----------------------------------
                                                       Wayne R. Sanders
                                                  Chairman of the Board and
                                                   Chief Executive Officer